UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2006
Allied Waste Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14705	88-0228636

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18500 North Allied Way, Phoenix, Arizona	85054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 28, 2006, Allied Waste Industries, Inc. (NYSE:AW) (the “Company”) entered into amendments to the Third Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), dated as of December 18, 2003, between the Company, Apollo Advisors II, L.P. and Blackstone Capital Partners II Merchant Bank Fund L.P., including affiliated or related persons (collectively, the “Apollo/Blackstone Investors”) and certain other stockholders and the Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated as of December 18, 2003, between the Company, the Apollo/Blackstone Investors, and certain other stockholders. The Shareholders Agreement and the Registration Rights Agreement were previously filed as exhibits 10.60 and 10.61 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.
     Precursors to the Shareholders Agreement and the Registration Rights Agreements were initially entered into in connection with the original investment in the Company by the Apollo/Blackstone Investors, were amended in 1999 in connection with the acquisition of shares of Series A Preferred Stock of the Company by the Apollo/Blackstone Investors and certain other parties as part of the Company’s financing for the acquisition of Browning-Ferris Industries, Inc., and were last amended in connection with the exchange of the Series A Preferred Stock for shares of the Company’s common stock in 2003. These agreements, among other things, grant the Apollo/Blackstone Investors rights to representation on the Board and grant the Apollo/Blackstone Investors and the other stockholders party to the agreements the right to register under the Securities Act of 1933 the offer and sale of the securities of the Company that they hold, govern the voting of these Company securities, and subject the Apollo/Blackstone Investors and the other stockholders party to the agreements to standstill restrictions and restrictions on dispositions of their securities.
     The amendments to the Shareholders Agreement and the Registration Rights Agreement, among other things, (i) terminate the agreements with respect to the stockholders party to the agreements other than the Apollo/Blackstone Investors, (ii) permit the Apollo/Blackstone Investors to sell shares of common stock to parties who would own no more than 15% of the shares after giving effect to the sale (which reflects an increase from a 9% restriction before the amendments), and (iii) modify the rights of the Apollo/Blackstone Investors to register under the Securities Act of 1933 the offer and sale of their shares by permitting the use of the Company’s shelf registration statement currently on file, shortening various notice periods applicable to the Company and the Apollo/Blackstone Investors, and adapting certain other provisions to the possible use of shelf registration statements.
     The foregoing description of the amendments to the Shareholder Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the amendments, which are filed as exhibits hereto, and are incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
10.1	Form of First Amendment, dated as of December 28, 2006, to the Third Amended and Restated Shareholders Agreement, dated as of December 18, 2003.

10.2	Form of First Amendment, dated as of December 28, 2006, to the Second Amended and Restated Registration Rights Agreement, dated as of December 18, 2003.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.
Dated: January 3, 2007	By:	/s/ Peter S. Hathaway
		Name:	Peter S. Hathaway
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of First Amendment, dated as of December 28, 2006, to the Third Amended and Restated Shareholders Agreement, dated as of December 18, 2003.

10.2	Form of First Amendment, dated as of December 28, 2006, to the Second Amended and Restated Registration Rights Agreement, dated as of December 18, 2003.